Exhibit 10.5

ACCEPTANCE OF APPOINTMENT AS DIRECTOR

I, Iris Lo having been appointed as a member of the Board of Directors of Analytica Bio-Energy Corp. a Delaware Corporation do hereby accept said position effective as of the time of my appointment and as acknowledged below.

January 15, 2015

    - S –

Iris Lo